                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]

                                  May 29, 2001
                                                            FILE NO. 027048-0012

Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587


          Re: Registration Statement on Form S-3;
              1,225,200 Shares of Common Stock, no par value per share


Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of 1,225,200 shares (the "Shares") of common stock, no par value per share, of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), including 816,800 Shares which are presently issued and outstanding (the "Issued Shares") and a total of 408,400 Shares which may be issued in the future upon exercise of certain warrants (the "Warrant Shares"), on a registration statement on Form S-3 filed with the Securities and Exchange Commission on May 29, 2001 (the "Registration Statement") to register certain resales of the Shares by the selling security holders named in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Questcor Pharmaceuticals, Inc.
May 29, 2001
Page 2


     Subject to the foregoing, it is our opinion that as of the date of this opinion,the Issued Shares are, and upon exercise of the warrants and payment for the Warrant Shares in accordance with the terms set forth in the respective warrants under which such Warrant Shares will be issued, the Warrant Shares will be, legally and validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                           Very truly yours,

                                           /S/ LATHAM & WATKINS